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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 30, 2004, relating to the financial statements and financial highlights which appears in the October 31, 2004 Annual Report to Shareholders of the Legg Mason Classic Valuation
Fund, which is also incorporated by reference into the Registration
Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Baltimore, Maryland
February 23, 2005